Item 77C

Scudder Small Company Value Fund, Scudder 21st Century Growth Fund and Scudder Development Fund, each a series of SCUDDER SECURITIES TRUST

The Proxy Statement on Schedule 14A for Scudder Securities Trust (File No. 811-2021) is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 22, 2002.